UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2017

Calithera Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36644	27-2366329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Oyster Point Blvd., Suite 200 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director.

On September 20, 2017, the Board of Directors of Calithera Biosciences, Inc. appointed Blake Wise to the Board of Directors, to serve as a Class III director with a term to expire at our 2020 Annual Meeting of Stockholders and until such time as his successor is duly elected and qualifies, or until the earlier of his death, resignation or removal. Our Board of Directors has determined that Mr. Wise is independent as defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards.

Mr. Wise will be granted a stock option to purchase 22,000 shares of common stock, with an exercise price based on the closing price of our common stock as reported on the NASDAQ Global Select Market on September 29, 2017. The stock option was granted pursuant to our 2014 Equity Incentive Plan and will vest monthly over three years from the grant date, such that the option will be fully vested on the third anniversary of the date of grant, subject to Mr. Wise’s continuous service on each applicable vesting date. In addition, in the event of a change of control or a corporate transaction (each as defined in the 2014 Equity Incentive Plan), any unvested portion of the option will fully vest and become exercisable immediately prior to the effective date of such change of control or corporate transaction, subject to Mr. Wise’s continuous service on the effective date of the change of control or corporate transaction. The 2014 Equity Incentive Plan and the form of option agreement under the 2014 Equity Incentive Plan were filed as Exhibits 10.4 and 10.5, respectively, to our Form S-1 (File No. 333-198355) filed with the Securities and Exchange Commission on September 25, 2014.

Commencing with his appointment, Mr. Wise will receive an annual cash retainer of $40,000 for serving on the Board of Directors, which will be payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which Mr. Wise’s service occurred, pro-rated based on the days served in the applicable fiscal quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calithera Biosciences, Inc.

Dated: September 21, 2017
	By:	/s/ Susan M. Molineaux
Susan M. Molineaux, Ph.D.
President and Chief Executive Officer